CERTIFICATIONS

I, Mike West, President and Trustee of BPV Family of Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Mike West
Mike West
President and Trustee

Date:	June 5, 2014

I, Kim Storms, Treasurer of BPV Family of Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Kim Storms
Kim Storms
Treasurer

Date:	June 5, 2014